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                                                                     Exhibit 23






                      Consent of Independent Accountants




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-19241) of the Burlington Northern Santa Fe Corporation of our report dated June 21, 2001 relating to the financial statements of the Burlington Northern Santa Fe Investment and Retirement Plan, which appears in this Form 11-K.







/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 22, 2001